Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-142671 and 333-145445) of our report dated November 17, 2005 on our audit of the financial statements of Instantel Inc. as of June 9, 2005 and for the period from January 1, 2005 to June 9, 2005 included in the Annual Report on Form 10-K for the year ended December 31, 2007 of VeriChip Corporation.

MEYERS NORRIS PENNY LLP

/s/ Meyers Norris Penny LLP

March 26, 2008